UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 30, 2013

ABAKAN INC.

(Exact name of registrant as specified in its charter)

Nevada

000-52784

98-0507522

(State or other jurisdiction

(Commission

(IRS Employer

of incorporation)

File Number)

Identification No.)

2665 S. Bayshore Drive, Suite 450, Miami, Florida  33133

(Address of principal executive offices) (Zip code)

Registrant’s telephone number, including area code: (786) 206-5368

n/a

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

□

Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

□

Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

□

Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR

240.14d-2(b))

□

Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR

240.13e-4(c))

Item 1.01

Entry into a Material Definitive Agreement

Kyrtos Limited Loan and Exchange Agreement

On October 30, 2013, Abakan Inc. (“Abakan”), and its majority owned subsidiary MesoCoat, Inc.

(“MesoCoat”) entered into a Loan and Exchange Agreement (“Agreement”) with Kyrtos Limited

(“Kyrtos”). The terms of the Agreement provide that MesoCoat issue two secured promissory notes to

Kyrtos in the aggregate amount of $769,000, in exchange for $580,000 plus accrued interest due from

Abakan to an affiliate of Kyrtos, and $180,000 due from MesoCoat to Kyrtos. The Agreement also provides for additional loans from Kyrtos to MesoCoat over the next three months in the aggregate amount of $540,000. The secured promissory notes, regardless of issue date, accrue interest at 5 percent per annum and mature on April 29, 2014.

Green Chip S.A. Demand Note

On November 6, 2013, Abakan issued a demand note in the amount of $500,000 to Green Chip S.A. in exchange for the receipt of funds in the same amount. The note accrues interest at 5 percent per annum and is due on demand.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Abakan Inc.

Date

By: /s/ Robert H. Miller

November 7, 2013

Name: Robert H. Miller

Title: Chief Executive Officer

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